EXHIBIT 13.2

ALESTRA, S. DE R.L. DE C.V.

SECTION 906 CERTIFICATION OF CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

I, Bernardo García Reynoso, the Chief Financial and Administrative Officer of Alestra, S. de R.L. de C.V. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

1. the Company’s annual report on Form 20-F for the year ended December 31, 2012, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2013

Alestra, S. de R.L. de C.V.

By:	/s/ Bernardo García Reynoso
Bernardo García Reynoso
Chief Financial and Administrative Officer

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except as to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended. This certification will not be deemed to be incorporated by reference into any filing under the securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated it by reference.